EXHIBIT 23.2

May 8, 2000

La Jolla Diagnostics, Inc.
7855 Ivanhoe Avenue, Suite 322
La Jolla, CA  92037

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement of La Jolla Diagnostics, Inc. ("The Company") on Form S-8 of our report dated October 12, 1999, appearing in the Annual Report on Form 10-KSB of the Company for the year ended June 30, 1999.

/s/ LOGAN THROOP & CO., LLP
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Logan Throop & Co., LLP
San Diego, California
May 8, 2000


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